EXHIBIT 10.18(b)


                                   Amendment Adopted by the
                                   LIN Broadcasting Corporation
                                   Board of Directors 11/2/94


      APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     RESOLVED, that Section 1(i) of this corporation's Employee
     Stock Purchase Plan is hereby amended by adding the following language at the end thereof to give the Compensation Committee of the Board of Directors the discretion to waive the six-month employment requirement for eligibility under the Plan for employees of acquired companies:

     "; provided, however, that in the sole discretion of the Committee, any person who, immediately prior to becoming an Employee, has completed six months of employment with an employer that becomes a Subsidiary or is otherwise acquired by the Company shall be an Eligible Employee beginning on the date he or she first becomes an Employee, provided such person otherwise meets the requirements of (1) through (4) of this Section 1(i)."